UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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GADZOOKS, INC.

(Name of Registrant As Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION AND REVOCABILITY OF PROXIES
CHAPTER 11
PROPOSAL 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF AUDITORS
ANNUAL REPORT
SHAREHOLDER PROPOSALS
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
FORM 10–K
OTHER MATTERS
Appendix A
Appendix B
Appendix C
Appendix D

Dallas, Texas

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, JUNE 17, 2004

To the Shareholders of Gadzooks, Inc.

     The 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of Gadzooks, Inc., a Texas corporation (the “Company” or “Gadzooks”), will be held on Thursday, June 17 at 9:00 a.m., local time, at Gadzooks’ headquarters, 4121 International Parkway, Carrollton, Texas 75007 for the following purposes:

1.	To elect two directors to serve until the 2007 Annual Meeting of Shareholders;

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for Gadzooks for the fiscal year ending January 29, 2005; and

3.	To transact all other business that may properly come before such meeting or any adjournment(s) thereof.

     The close of business on Monday, May 3, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. Only holders of record of Gadzooks’ common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. Gadzooks’ stock transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any Company shareholder at Gadzooks’ headquarters, 4121 International Parkway, Carrollton, Texas 75007, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend in person, you are urged to sign, date and mail the enclosed proxy card as soon as possible so that your shares may be represented and voted at the Annual Meeting. A self–addressed, postage prepaid envelope is enclosed for your convenience. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

By order of the Board of Directors

GADZOOKS, INC.

/s/ JAMES A. MOTLEY

James A. Motley
Secretary
May 18, 2004

4121 International Parkway
Carrollton, Texas 75007
(972) 307–5555

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Gadzooks, Inc., a Texas corporation (the “Company” or “Gadzooks”), for use at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 17, 2004 at 9:00 a.m., local time, at Gadzooks’ headquarters, 4121 International Parkway, Carrollton, Texas 75007, (972) 307–5555, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of Gadzooks (the “Board of Directors”) will be conducted primarily by mail. Mellon Investor Services, L.L.C. may be retained to assist Gadzooks in the solicitation of proxies in connection with the Annual Meeting for a fee of approximately $9,500, plus out–of–pocket expenses. In addition, officers, directors and employees of Gadzooks may solicit proxies personally or by telephone, telegram, electronic mail or other forms of wire or facsimile communication. These persons will receive no special compensation for any solicitation activities. Gadzooks will, upon request, reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Gadzooks’ common stock (the “Common Stock”). Gadzooks will bear the costs of the solicitation. This proxy statement and the form of proxy were first mailed to shareholders of Gadzooks on or about May 19, 2004.

     The enclosed proxy, although executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy bearing a later date, (b) by written notice of revocation to the Secretary of Gadzooks at the address set forth above, or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by proxies will be voted at the Annual Meeting.

     At the close of business on May 3, 2004, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 9,147,024 shares of Common Stock were outstanding, each of which is entitled to one vote. Common Stock is the only class of outstanding securities of Gadzooks entitled to notice of, and to vote at, the Annual Meeting.

CHAPTER 11

     On February 3, 2004, Gadzooks, Inc. (the “Debtor”) filed a voluntary petition for reorganization (the “Filing”) under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Northern District of Dallas (the “Court”) and was assigned case number 04-31486-hdh11. As a debtor-in-possession, the Company is authorized to continue operating as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing.

     At first day hearings held on February 3 and 4, 2004, the Court entered orders granting authority to the Company to, among other things, pay pre-petition and post-petition employee wages, salaries, benefits and other employee obligations, to pay vendors and other providers in the ordinary course for goods and services received from January 24, 2004, and to honor customer service programs, including returns, store credits and gift cards. On February 3, 2004, the Court also gave interim approval for a debtor-in-possession revolving credit facility referred to as the DIP Facility with Wells Fargo Retail Finance, LLC in the aggregate amount of $30 million for the payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. On February 25, 2004, the Court gave final approval on the DIP Facility underwritten by Wells Fargo Retail Finance, LLC. A description of the DIP Facility appears in Note 7 to the Company’s Consolidated Financial Statements.

     Background of Filing — In January 2003, the Company announced its decision to convert the Gadzooks stores to an all-female merchandise assortment early in the second half of fiscal 2003. The Company anticipated an operating loss during the transition phase in fiscal 2003, with expectations of returning to profitability in fiscal 2004. However, as a result of a rapid decline in liquidity resulting from below-plan sales and earnings performance in the second half of fiscal 2003, an erosion of supplier confidence, intense competition and unsuccessful sales and marketing initiatives, the Company filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, on February 3, 2004. Under Chapter 11, the Company expects to continue to operate its business as debtor-in-possession under court protection from its creditors and claimants, while using the Chapter 11 process to complete the reorganization of its core business around approximately 250 stores that were chosen to strengthen its market share in the junior apparel business.

     Consequence of Filing — As a consequence of the Chapter 11 filing, all pending claims against the Company are stayed and no party may take any action to realize its pre-petition claims except pursuant to an order of the Bankruptcy Court. It is the Company’s intention to address all of its pre-petition claims in a plan of reorganization to be voted upon by creditors and equity holders and approved by the Court.

     Restructuring Activities — Since filing for bankruptcy protection, management has been actively engaged in restructuring the Company’s operations. With the assistance of an independent consulting firm specializing in restructuring operations, management analyzed all of the Company’s stores based on a number of factors including, but not limited to, historical sales results, expected future sales results, occupancy cost, and mix of juniors versus men’s business to identify the optimal set of stores to retain and operate. Management continues to evaluate the operating results of all the Company’s stores. The cost to terminate leases on stores identified for closure could be as much as $15.0 million, but the Company believes the ultimate liability could be much less than that amount. The Company is currently operating approximately 250 stores, but there can be no guarantee that additional stores will not be closed, or that stores already closed will not be reopened with an improved occupancy structure. Management retained an independent real estate consulting firm to assist the Company in achieving the most cost effective strategy for exiting stores targeted for closure. The real estate consultant has also assisted management in its efforts to negotiate reduced rents for certain properties. Those real estate initiatives are ongoing. Management also thoroughly evaluated its merchandising activities in an effort to improve the Company’s sales, merchandise margin and inventory turnover metrics. Under the supervision of a new President and Chief Merchandising Officer (assumed the position in February 2004), the Company’s merchandising group has implemented a number of new strategies including, but not limited to, the following:

•	an increased emphasis on establishing leadership positions in the mall in certain product categories,

•	the accelerated identification and liquidation of slow-moving items,

•	an increased emphasis on popular brands,

•	more appropriate utilization of the Company’s private brands,

•	an increased emphasis on offering products that customers are inclined to purchase for immediate use (“buy now, wear now”),

•	the maintenance of more appropriate inventory mix metrics (e.g., tops to bottoms ratio),

•	maintaining lower inventory levels to promote faster inventory turns and a more desirable shopping experience in the stores and

•	providing for more frequent changes to store visuals and merchandise presentations.

   Management has also significantly reduced the Company’s fixed cost structure primarily by eliminating approximately 65 field management and corporate positions in fiscal 2004 and, accordingly, the Company will recognize any severance related expenses in fiscal 2004. Management expects that the cost reductions the Company has implemented will result in significant annualized expense savings. Management believes it will be necessary to raise additional capital to liquidate and/or restructure the Company’s pre-petition obligations, to satisfy the Company’s lease termination liabilities arising from the rejection of store leases and to adequately capitalize the business. The Company has engaged an investment banker to assist it in determining and satisfying its capital needs. At this time it is not possible to predict the exact amount or nature of such new capital. In addition, there can be no guarantee that additional capital will be available to the Company, or that such capital will be available on terms favorable to the Company. Raising additional capital could result in the significant dilution of current equity interests, but it is not possible to predict the extent of such potential dilution at this time.

   Generally, under the provisions of the Bankruptcy Code, holders of equity interests may not participate under a plan of reorganization unless the claims of creditors are satisfied in full under the plan or unless creditors accept a reorganization plan that permits holders of equity interests to participate. Although the Company expects to file a reorganization plan that provides for emergence from bankruptcy in the second half of 2004, there can be no assurance that a reorganization plan will be proposed by the Company or confirmed by the Court, or that any such plan will be consummated. As such, it is currently impossible to predict with any degree of certainty how the plan will treat pre-petition claims and the impact the Chapter 11 filing and any reorganization plan may have on shares of common stock of Gadzooks.

PROPOSAL 1. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting. Robert E.M. Nourse and William C. Bousquette have been nominated to serve as directors, and if elected, will serve until Gadzooks’ Annual Meeting of Shareholders in 2007 and until their respective successors have been duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office. Both of these nominees for director currently serve as directors of Gadzooks, and biographical information for both is set forth below. Under Gadzooks’ Bylaws and consistent with Texas law, directors are elected by plurality vote at each annual meeting of shareholders at which a quorum is present, and accordingly, abstentions and “broker non–votes” will have no effect on the election of directors except in determining if a quorum is present. A broker non–vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     The Board of Directors recommends the election of Messrs. Robert E.M. Nourse and William C. Bousquette to the Board of Directors.

     The following table sets forth certain information regarding the director nominees and the other directors of Gadzooks:

			Served as	Director’s
Name	Age	Position	Director Since	Term Ending
Gerald R. Szczepanski	55	Chairman of the Board and Chief Executive Officer	1983	2006

Lawrence H. Titus, Jr.	53	Director	1983	2005

G. Michael Machens	53	Director	1992	2005

Robert E.M. Nourse	65	Director	1993	2004

Ron G. Stegall	56	Director	1999	2006

William C. Bousquette	67	Director	2001	2004

Carolyn Greer Gigli	61	President, Chief Merchandising Officer and Director	2003	2006

     GERALD R. SZCZEPANSKI, a co–founder of Gadzooks, has served as Chairman of the Board and Chief Executive Officer of Gadzooks since July 1994. Mr. Szczepanski also served as President of Gadzooks from January 1983 until July 1994, from July 1995 until August 1998 and from April 1999 until March 2001. Mr. Szczepanski has been a Director of Gadzooks since January 1983. Prior to founding Gadzooks, from 1977 to 1983, Mr. Szczepanski was a Vice President of T–Shirts Plus, a chain of 300 franchised retail t–shirt stores located throughout the United States. Mr. Szczepanski serves as a director for GameStop Corp., a video game and entertainment software specialty retailer. Mr. Szczepanski has a total of 27 years of experience in the retail business.

     LAWRENCE H. TITUS, JR., a co–founder of Gadzooks, has served as a Director of Gadzooks since January 1983. Mr. Titus currently manages personal investments. Mr. Titus served as President and Secretary of Gadzooks from July 1994 until July 1995, when he retired to pursue other interests. From January 1983 until July 1994, Mr. Titus was Vice President and Secretary of Gadzooks. Prior to founding Gadzooks, from 1976 to 1983, Mr. Titus was a Vice President of T–Shirts Plus, a chain of 300 franchised retail t–shirt stores located throughout the United States.

     G. MICHAEL MACHENS has served as a Director of Gadzooks since January 1992. Mr. Machens is currently a Managing General Partner of Phillips–Smith–Machens Venture Partners, a venture capital firm specializing in consumer and retail investments. Prior to joining Phillips–Smith in 1989, Mr. Machens served as Chief Financial Officer of Blockbuster Entertainment, Chief Financial Officer of Compco Computer Centers, and Controller of Pearle Health Services, Inc. Mr. Machens has served as a director of a number of privately-held retail companies.

     ROBERT E.M. NOURSE has served as a Director of Gadzooks since October 1993. Mr. Nourse is currently President of Arena Growth Ventures, a private investment company. From 1980 to 1996, Mr. Nourse served as President and Chief Executive Officer of The Bombay Company, Inc., a specialty retailer selling home furnishings and decorative accessories in over 400 stores in the United States and Canada. Mr. Nourse served as a Director of The Bombay Company, Inc. from 1990 to 1996. Mr. Nourse serves as director for a number of privately–held retail and manufacturing companies.

     RON G. STEGALL has served as a Director of Gadzooks since February 1999. Mr. Stegall is currently the General Partner of American Eagle Harley-Davidson, Denton County, Texas and Harley-Davidson of North Texas, Dallas County, Texas. Prior to acquiring the Harley-Davidson dealerships, Mr. Stegall served as CEO of Arlington Equity Partners, Inc. a Venture Capital Investment Company, from 1994 to 2003. Mr. Stegall founded BizMart, Inc., an office products superstore chain and was a retail executive with Tandy Corporation’s Radio Shack unit for many years. Mr. Stegall serves as chairman of the board of directors of InterTAN, Inc., an international electronics retailer and also serves as a director of Hastings Entertainment, Inc., a superstore retailer.

     WILLIAM C. BOUSQUETTE has served as a director of Gadzooks since July 2001. Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco, Inc. from January 1995 to December 1996 prior to retiring. From 1990 to 1995, Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation, the predecessor company to Radio Shack Corporation. Mr. Bousquette also previously served as Vice President and Chief Financial Officer of Emerson Electric Company, Vice President of Rockwell International, and Assistant Controller of Ford Motor Company. Mr. Bousquette currently serves as a director for InterTAN, Inc., an international electronics retailer, and has previously served as a director for O’Sullivan Industries, a furniture manufacturer, and Cyprus Amax Minerals Company, a diversified mining company.

     CAROLYN GREER GIGLI has served as a director of the Company since February 2003. Since February 2004, Ms. Greer has served as President and Chief Merchandising Officer of Gadzooks. Since 2000, Ms. Greer has been Chief Executive Officer of Carol Greer Associates, a retail consulting firm. From 1995 through 1999, Ms. Greer served as President and Chief Executive Officer, Specialty Footwear & Apparel Division of Woolworth/Venator. From 1992 to 1994, Ms. Greer served as Vice Chairman, Merchandising of Carter Hawley Hale Stores, Inc. From 1990 to 1992, she served as President and Chief Executive Officer of the Broadway South West Division of Carter Hawley Hale Stores, Inc. Prior to 1990, Ms. Greer spent 19 years with Rich’s, a division of Federated Department Stores, serving in various positions. Ms. Greer serves as a director for Loehmann’s, a national off-price specialty retailer.

     The directors elected at the Annual Meeting will hold office for their respective terms and until their successors are duly elected and qualified, or until their earlier death, disqualification, retirement, resignation or removal from office. Mr. Szczepanski, in his capacity as an executive officer of Gadzooks, was elected to serve in such capacity until his successor is duly elected and qualified or until his earlier death, disqualification, retirement, resignation or removal from office. There is no family relationship between any of the directors and executive officers of Gadzooks.

     The following table sets forth information regarding the executive officers of Gadzooks who are not directors of Gadzooks:

Name	Age	Position
James A. Motley	40	Vice President, Chief Financial Officer and Secretary

William S. Kotch III	53	Senior Vice President – Real Estate

Stephen R. Puterbaugh	55	Vice President – Human Resources

George S. Sotirin	45	Vice President – Store Operations

Jeffrey P. Creecy	44	Vice President – Information Systems

     JAMES A. MOTLEY has served as Vice President, Chief Financial Officer and Secretary since February 2000. Mr. Motley joined Gadzooks as Controller in November 1997 and was promoted to the position of Vice President – Finance and Secretary in May 1999. Prior to joining Gadzooks, Mr. Motley held the position of Director of Accounting Systems and Procedures for Tandy Corporation. Mr. Motley served as a certified public accountant in the audit practice of Price Waterhouse for over seven years before the Tandy position, working primarily on retail audit engagements. Mr. Motley has over 16 years of experience in the retailing business.

     WILLIAM S. KOTCH III has served as Senior Vice President – Real Estate since September 2001. From August 1995 to September 2001, Mr. Kotch served as Vice President – Real Estate of Gadzooks. From October 1986 until August 1995, Mr. Kotch served as National Director of Real Estate for County Seat Stores, Inc., a chain of over 700 specialty retail stores. Mr. Kotch was previously employed by the Zale Corporation for 13 years in various operational positions, including Manager of Corporate Real Estate from 1983 to 1985. Mr. Kotch has 21 years of retail leasing experience.

     STEPHEN R. PUTERBAUGH has served as Vice President – Human Resources since September 2000. Mr. Puterbaugh joined Gadzooks in August 1997 as Vice President – Human Resources, and served as Vice President – Human Resources and Loss Prevention from January 1999 to September 2000. Most recently, Mr. Puterbaugh served as Vice President – Human Resources for Dallas based Lil’ Things from December 1994 to July 1997. Prior to December 1994, Mr. Puterbaugh held various human resources and operating positions with high growth retailers, including Circuit City, The Gap and Sears. Mr. Puterbaugh has over 32 years of experience in the department store and fashion specialty retail environment.

     GEORGE S. SOTIRIN has served as Vice President – Store Operations since March 2001. Mr. Sotirin served as Director – Store Operations from January 1998 to March 2001. Prior to joining Gadzooks, Mr. Sotirin served as a Regional Sales Director for G&G/Rave from July 1997 to January 1998. From November 1995 to July 1997, Mr. Sotirin was the Director of Stores at Styles for Less. Prior to that, Mr. Sotirin was the Director of Stores for Charlotte Russe from January 1994 to November 1995 and was a Regional Sales Director for the United Retail Group from January 1991 to January 1994. Mr. Sotirin has over 23 years experience in the retailing industry.

     JEFFREY P. CREECY has served as Vice President — Information Services since February 2000. Mr. Creecy joined Gadzooks as Director of Information Services in April 1998. Prior to joining Gadzooks, Mr. Creecy held the position of Computer Operations Manager for The Bombay Company. Mr. Creecy served in a variety of capacities during a seven-year career at Bombay, ranging from software development to operations management. Mr. Creecy has over 14 years experience in the retailing industry.

     The executive officers named above were elected to serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

Directors’ Meetings and Committees of the Board of Directors

     The Board of Directors held ten meetings during fiscal 2003. Each director attended at least 75 percent of the meetings of the Board of Directors and any committee on which such director served during fiscal 2003.

     The Board of Directors currently has the following four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Restructuring Committee.

Audit Committee

     The Audit Committee currently consists of Messrs. Bousquette, Machens, Stegall, and Titus. The Board of Directors has determined that Messrs. Bousquette and Machens qualify as “financial experts” under NASDAQ’s listing standards and Item 401(a) of Regulation S-K. The Board of Directors has further determined that each of the current members of the Audit Committee is independent for purposes of serving on the Audit Committee under NASDAQ’s listing standards and Federal law. The Audit Committee meets periodically with representatives of Gadzooks’ independent accountants to review the general scope of the annual audit, including consideration of Gadzooks’ accounting practices and procedures and system of internal accounting controls, and reports to the Board of Directors with respect thereto.

     In addition, the Audit Committee is responsible for:

•	selecting and retaining and terminating when appropriate, the independent auditor;

•	overseeing the work of the independent auditor and pre-approving all audit services to be provided by the independent auditor;

•	considering the independence of the independent auditor;

•	reviewing with the independent auditor (1) the scope and results of the audit, (2) any problems or difficulties the auditor encountered in the course of the audit work, and (3) any questions, comments or suggestions the auditor may have relating to the internal controls and accounting practices and procedures of Gadzooks;

•	reviewing with management and the independent auditor the annual and quarterly financial statements of the Company; and

•	recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K.

     The Charter of the Audit Committee is attached as Appendix A to this proxy statement. The Audit Committee met six times during fiscal 2003.

Compensation Committee

     The Compensation Committee, which currently consists of Messrs. Nourse and Stegall, meets periodically to review and make recommendations with respect to the annual compensation of Gadzooks’ executive officers and management group and to administer matters with respect to our equity compensation plans. The Board of Directors has determined that each of the current members of the Compensation Committee is independent for purposes of serving on the Compensation Committee under NASDAQ’s listing standards and Federal law. The Board of Directors has further determined that each of the current members of the Compensation Committee is a “non-employee director”

in accordance with Rule 16b-3 of the Exchange Act and an “outside director” in accordance with Section 162(m) of the Internal Revenue Code. The Charter of the Compensation Committee is attached as Appendix B to this proxy statement. The Compensation Committee met four times during fiscal 2003.

Nominating and Governance Committee

     The Nominating and Governance Committee, which currently consists of Messrs. Bousquette, Machens, Nourse, Stegall and Titus, meets periodically to review and monitor the size and composition of the Board, to develop the selection criteria for new directors, propose to the Board a slate of nominees for election and review and monitor the Company’s corporate governance guidelines to assure that they reflect best practices. The Nominating and Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to the Board of Directors if the names of such persons are submitted in writing in a timely manner to the Secretary of the Company and the submission otherwise complies with the applicable rules and regulations of the Securities and Exchange Commission. Any shareholder wishing to recommend a nominee should submit a recommendation in writing, indicating the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director if elected and to be named in the proxy statement and certain information regarding the status of the shareholder submitting the recommendation to the Secretary of Gadzooks at 4121 International Parkway, Carrollton, Texas, 75007.

     The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. In evaluating nominees, the Nominating and Governance Committee considers the following factors:

•	the composition of the Board of Directors as a whole;

•	the requisite skills, ethics, characteristics and experience of nominees, including experience in retail, business, finance, administration and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	the status of the nominee as “independent” under any applicable listing standards and the rules and regulations of the SEC; and

•	experience with accounting rules and practices.

     The Nominating and Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience to the Company. Except as stated above, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its shareholders.

     The Charter of the Nominating and Governance Committee was attached as Appendix A to the fiscal 2002 proxy statement. The Nominating and Governance Committee met two times during fiscal 2003.

Restructuring Committee

     The Restructuring Committee, which currently consists of Messrs. Bousquette, Machens and Stegall, was formed in January 2004 to oversee the operational and financial restructuring process of the Company. In connection therewith, the Committee meets periodically to review, among other things, operational and liquidity issues of the Company and the Company’s plans with respect thereto. Based on the recommendation of the Restructuring Committee, in February 2004 the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Dallas. The Charter of the Restructuring Committee is attached as Appendix C to this Proxy Statement.

Code of Ethics

     In order to help assure the highest levels of business ethics at Gadzooks, its Board of Directors adopted a Code of Ethics for its executive officers and directors. The Code of Ethics is attached as Appendix D to this Proxy Statement. Any change in, or waiver from, and the grounds for such change or waiver of this Code of Ethics shall be promptly disclosed by publishing it on our corporate website or through a filing of a Form 8-K with the SEC. Gadzooks Code of Ethics was designed to ensure that its business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information and fiduciary duties.

Board Attendance at Annual Meeting

     Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders, the Company encourages directors to attend such meetings. All of the directors attended the 2003 annual meeting of the Company’s shareholders.

Shareholder Communication with the Board of Directors

     Shareholders who are interested in communicating directly with the non-management directors, may write the non-management directors at the Company’s corporate headquarters. Similarly, shareholders who would like to communicate directly with the entire Board of Directors may direct their questions or comments to the Board of Directors c/o the Secretary at the Company’s headquarters. Executive officers of the Company may have access to such communications with the Board of Directors except in instances in which the charters of a committee of the Board of Directors or the Company’s codes of conduct require anonymity.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2003, Robert E. M. Nourse and Ron G. Stegall served as members of the Compensation Committee of Gadzooks. Neither of these individuals was an officer or employee of Gadzooks at any time during fiscal 2003.

     No current executive officer of Gadzooks serves as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Gadzooks’ Board of Directors or Compensation Committee.

Compensation of Directors

     Each director of Gadzooks who is not an officer or employee of Gadzooks receives a $20,000 annual retainer fee, a $1,500 fee for each meeting of the Board of Directors attended by such director and a fee of $500 for each committee meeting attended by such director. In addition, directors of Gadzooks are reimbursed for their reasonable out–of–pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or committees thereof.

     Gadzooks has adopted a stock option plan for non–employee directors of Gadzooks (the “Director Plan”). Currently, the Director Plan (i) grants to newly–elected or appointed non–employee directors options to purchase 5,000 shares of Common Stock that vest over four years and (ii) grants annually to incumbent non–employee directors options to purchase 2,000 shares of Common Stock that vest over two years, which are awarded on the third day after Gadzooks’ release of annual earnings at an exercise price equal to the fair market value of such shares of Common Stock on the date the option is granted. The Director Plan provides for a total of two hundred thousand shares of Common Stock to be issued.

     On February 20, 2003, Ms. Greer was granted options to purchase 5,000 shares of common stock at $3.54 per share, vesting over a four-year period and exercisable through February 2013. On March 13, 2003, under the Director Plan, Messrs. Bousquette, Machens, Nourse, Stegall and Titus were each granted options to purchase 2,000 shares of Common Stock at $2.42 per share, vesting over a two-year period and exercisable through March 2013. On June 17, 2003, under the Director Plan, Ms. Greer and Messrs. Bousquette, Machens, Nourse, Stegall and Titus were each granted options to purchase 10,000 shares of Common Stock at $5.79 per share, vesting over a four-year period and exercisable through June 2013. On March 12, 2004, under the Director Plan, Messrs. Bousquette, Machens, Nourse, Stegall and Titus were each granted options to purchase 2,000 shares of Common Stock at $1.19 per share, vesting over a two-year period and exercisable through March 2014. As of March 31, 2004, options to purchase 148,178 shares of Common Stock were outstanding under the Director Plan with a weighted average exercise price of $10.32 per share. Under the Director Plan, 81,000 of the options granted to date vest over a four-year period, and 67,178 of the options granted to date vest over a two-year period.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid by Gadzooks to the Chief Executive Officer and the four next most highly compensated executive officers (the “Named Executive Officers”) for services rendered in all capacities during fiscal 2001, 2002 and 2003.

Summary Compensation Table

				Long–Term
				Compensation
				Awards
	Annual Compensation			Stock Option	All Other
Name	Year	Salary	Bonus(1)	Shares	Compensation(2)
Gerald R. Szczepanski	2003	$551,000	—	79,000	$21,064
Chairman of the Board and	2002	551,000	—	50,000	66,856 (3)
Chief Executive Officer	2001	548,000	—	—	27,229

Paula Y. Masters (4)	2003	402,000	—	41,000	15,552
President and Chief	2002	402,000	—	25,000	15,192
Merchandising Officer	2001	384,000	—	30,000	21,307

James A. Motley	2003	224,000	—	16,000	15,385
Vice President, Chief	2002	221,000	—	12,000	12,804
Financial Officer and	2001	204,000	—	10,000	18,655
Secretary

George S. Sotirin	2003	204,000	—	16,000	14,079
Vice President—	2002	194,000	—	12,000	12,868
Store Operations	2001	168,000	—	27,500	16,963

William S. Kotch, III	2003	184,000	—	11,000	15,705
Senior Vice President—	2002	184,000	—	7,000	14,620
Real Estate	2001	185,000	—	7,500	18,201

(1)	Gadzooks’ executive officers are entitled to receive bonuses depending on Gadzooks’ achievement of certain levels of operating income and other performance criteria. Amounts represent bonuses accrued for each year’s performance, but paid in the subsequent year. See “Bonus Plan.”

(2)	Amounts represent the Company’s contributions to the Stock Purchase Plan, 401(k) Plan and automobile allowances.

(3)	Amount includes $45,378 during fiscal 2002 for a twenty-year service award and the respective gross-up for the payment of associated taxes.

(4)	Ms. Masters left Gadzooks in February 2004. All unvested stock option grants were canceled upon her departure.

     The following table provides information concerning stock options granted to the Named Executive Officers in fiscal 2003. In addition, in accordance with the regulations of the Securities and Exchange Commission (the “SEC”), hypothetical gains or “option spreads” that would exist for the respective options are shown. These gains are based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted.

Option Grants In Last Fiscal Year

	Individual Grants
		% of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Shares	Granted to	Exercise		Price Appreciation For
	Underlying Options	Employees in Fiscal	or Base Price	Expiration	Option Term(2)
Name	Granted(1)	2003	($/SH)	Date	5%($)	10%($)
Gerald R. Szczepanski	60,000	23.18%	$2.42	3/13/13	91,316	231,411
Chairman of the Board and Chief Executive Officer	19,000	7.34%	3.22	4/23/13	38,476	97,505

Paula Y. Masters (3)	30,000	11.59%	2.42	3/13/13	45,658	115,706
President and Chief Merchandising Officer	11,000	4.25%	3.22	4/23/13	22,275	56,450

James A. Motley	12,000	4.64%	2.42	3/13/13	18,263	46,282
Vice President, Chief Financial Officer and Secretary	4,000	1.55%	3.22	4/23/13	8,100	20,527

George S. Sotirin	12,000	4.64%	2.42	3/13/13	18,263	46,282
Vice President — Store Operations	4,000	1.55%	3.22	4/23/13	8,100	20,527

William S. Kotch III	7,000	2.70%	2.42	3/13/13	10,653	26,998
Senior Vice President — Real Estate	4,000	1.55%	3.22	4/23/13	8,100	20,527

(1)	The options granted are subject to a five-year vesting schedule with 20% becoming exercisable on the first, second, third, fourth and fifth anniversary of the date of grant.

(2)	The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not reflect Gadzooks’ estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved. These numbers exclude the provisions of Gadzooks’ stock option plans governing termination of the option following employment termination, non-transferability or vesting.

(3)	Ms. Masters left Gadzooks in February 2004. All unvested stock option grants were canceled upon her departure.

     The following table sets forth, as of January 31, 2004, the number of options and the value of unexercised in–the–money options held by the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year–End Option Values

	Option Exercises		Number of Shares Underlying		Value of Unexercised
	No. of		Unexercised Options at		In-the-Money Options at
	Shares Acquired	Value	January 31, 2004		January 31, 2004(1)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Gerald R. Szczepanski Chairman of the Board and	—	—	187,620	143,000	—	—
Chief Executive Officer

Paula Y. Masters (2) President and Chief	—	—	113,000	100,000	—	—
Merchandising Officer

James A. Motley Vice President,	—	—	62,150	40,600	—	—
Chief Financial Officer and Secretary

George S. Sotirin Vice President —	—	—	22,100	43,300	—	—
Store Operations

William S. Kotch III Senior Vice President —	—	—	44,847	24,100	—	—
Real Estate

(1)	For purposes of this table, the value of the unexercised options is the amount by which the market value of the Common Stock as of January 31, 2004 underlying the in–the–money options exceeds the exercise price thereof. This valuation methodology differs from the potential realizable value of the options at assumed annual rates of Common Stock price appreciation used to calculate the value of options granted to the Named Executive Officers on page 10.

(2)	Ms. Masters left Gadzooks in February 2004. All unvested stock option grants were canceled upon her departure.

Bonus Plan

     The executive officers and certain other members of corporate management are eligible to receive cash bonuses in addition to their base salaries. The bonus plan for executive officers and corporate management is based upon Gadzooks’ earnings before interest and income taxes for the fiscal year. Certain corporate management employees, excluding executive officers, received bonuses totaling an aggregate of approximately $128,273 for fiscal 2003. Executive officers received no bonuses for fiscal 2003. Gadzooks’ field supervision (regional and district managers) and store management personnel are eligible to receive bonuses based on store sales, payroll and other expense and inventory control factors. Total bonuses paid to field supervision and store management personnel for fiscal 2003 were approximately $1,312,361. The bonus plans for executive officers and corporate management are reviewed and approved by the Compensation Committee of the Board of Directors. The store management bonus plans are reviewed and approved by the executive officers.

Employee Stock Option Plans

     In February 1992, the Board of Directors of Gadzooks adopted the 1992 Incentive and Nonstatutory Stock Option Plan (the “Incentive Plan”). The Incentive Plan is currently administered by the Compensation Committee. Subject to the express provisions of the Incentive Plan, the Compensation Committee may, from time to time, determine the persons that will be granted options under the Incentive Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Incentive Plan provides that options granted under the Incentive Plan may be either “incentive stock options” (“ISOs”) as defined by the Internal Revenue Code of 1986, as amended (the “Code”), or non–ISOs. The maximum number of shares of Common Stock currently available for grant under the Incentive Plan is 2,100,000. As of January 31, 2004, options to purchase approximately 1,397,159 shares were outstanding under the Incentive Plan with a weighted average exercise price of approximately $11.21 per share. All of the options granted to date under the Incentive Plan vest either immediately or over a three, four or five–year period.

     In September 1994, the Board of Directors of Gadzooks adopted the 1994 Incentive and Nonstatutory Stock Option Plan for Key Employees (the “Key Employee Plan”). The Key Employee Plan is also currently administered by the Compensation Committee. Subject to the express provisions of the Key Employee Plan, the Compensation Committee may, from time to time, determine the persons that will be granted options under the Key Employee Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Key Employee Plan provides that options granted under the Key Employee Plan may be either ISOs or non–ISOs. The maximum number of shares of Common Stock available for grant under the Key Employee Plan is 272,651 shares. As of January 31, 2004, options to purchase 13,695 shares were outstanding under the Key Employee Plan, all of which have an exercise price of $3.15, and options for 258,956 shares have been exercised under the Key Employee Plan, all of which had an exercise price of $3.15 per share. All of the options granted under the Key Employee Plan vest over a five–year period.

     401(k) Plan

     Effective January 1, 1995, Gadzooks adopted the Gadzooks, Inc. Employees’ Savings Plan (the “401(k) Plan”). All employees who have been employed by Gadzooks for at least one year of service (provided that such service represents a minimum of 1,000 hours worked during the year) and are at least 21 years of age are eligible to participate. Employees may contribute to the 401(k) Plan up to 15% of their current compensation, subject to a statutorily prescribed annual limit. The 401(k) Plan provides that Gadzooks will make regular matching contributions to the 401(k) Plan each year in the amount of 50% of the participant’s contribution, up to 5% of the participant’s compensation, for the year. The 401(k) Plan also provides that Gadzooks may determine to make a discretionary profit–sharing contribution to the plan each year based upon Gadzooks’ profitability for that year. As of the date of this Proxy Statement, Gadzooks has not made any profit–sharing contributions to the 401(k) Plan. Employee contributions and Gadzooks’ matching contributions are paid to a corporate trustee and invested in Common Stock and various funds at the discretion of the participant. Gadzooks’ contribution, if any, vests over five years or earlier upon attainment of retirement at age 65, retirement for disability, death or termination of the 401(k) Plan. Distributions may be made from a participant’s account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees or by Gadzooks to the 401(k) Plan, and income earned on such contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Employee Stock Purchase Plan

     In March 1998, the Board of Directors adopted the Gadzooks, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan is currently administered by the Compensation Committee, however, all contributions were suspended effective January 1, 2004. Any person who is an employee of Gadzooks who is scheduled to work at least 20 hours per week on a regular basis and has completed six months of employment with Gadzooks is eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is currently implemented by 180 monthly offerings of the Common Stock (each an “Offering”) on the first day of each calendar month ending with March 31, 2013. The maximum aggregate number of shares reserved for issuance under the Stock Purchase Plan is 110,000. Common Stock is purchased for participants in the Stock Purchase Plan as of the last day of each Offering with the money deducted from their pay checks during the Offering. The purchase price per share of Common Stock is an amount equal to 85% of the fair market value of a share of Common Stock on the last day of such Offering.

Employee Retention and Incentive Plan

     The Company has received approval from the U.S. Bankruptcy Court for an employee retention and incentive plan. The plan is comprised of three primary components including a retention bonus, a performance incentive and a severance program. Under the terms of the plan, the retention bonus component would be due to eligible employees on the sooner of the effective date of confirmation by the Court of a plan of reorganization or plan of liquidation, sixty days after the Company or the employee’s business unit is sold or the date of the employee’s termination without cause by the Company. The maximum payout for the retention bonus component is an aggregate of $1.1 million. The performance incentive component is payable to eligible employees if the Company meets or exceeds certain financial milestones from the Company’s fiscal 2004 business plan for the following three periods, each to be evaluated independently: February through April, May through August and September through January. The target incentive payments will be made for each period that the Company’s actual performance in that period at least exceeds the operating benchmark by the amount to be paid. The total target incentive payout for fiscal 2004, if earned by all eligible employees for all periods, would approximate $0.6 million. The plan also provides for potential additional end-of-year incentive payments if the Company exceeds its annual financial goals by specified amounts. The plan also includes a severance component payable in the event of an eligible employee’s termination without cause on or before the effective date of confirmation by the Court of a plan of reorganization or plan of liquidation or sixty days after the Company or the employee’s business unit is sold. The plan provides that any employee eligible for a severance payment is also eligible for a retention payment. The severance payout portion of the plan will terminate upon the effective date of a plan of reorganization or liquidation. The maximum payout for severance is an aggregate $1.2 million.

Employment Agreements

     Gadzooks entered into a severance protection agreement with Mr. Szczepanski pursuant to which Gadzooks will provide certain benefits to him if his employment is terminated under certain conditions, including a change of control. If Mr. Szczepanski’s employment with Gadzooks is terminated within 24 months following a change in control for any reason other than for cause or disability, death, or by the executive other than for good reason, the executive shall be entitled to (i) all accrued compensation and a pro rata bonus, (ii) severance pay equal to two times the sum of such executive’s base salary and annual bonus and (iii) Gadzooks will continue to provide the executive with medical and dental coverage. If the executive’s termination of employment with Gadzooks is not in connection with a change in control, the executive shall be entitled to the benefits discussed above except (i) the severance pay will be paid in the form of a biweekly periodic salary continuation payment for two years from the termination date with the amounts paid during the second year reduced by the amount the executive receives from other employment and (ii) the medical and dental coverage will continue until the earlier of the second anniversary of the termination date or the date the executive becomes eligible for Medicare coverage. In addition, Mr. Szczepanski agrees that upon termination of his employment with Gadzooks, he will not disclose any confidential information relating to Gadzooks and he will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of 24 months.

     Gadzooks entered into an executive retirement agreement with Mr. Szczepanski, pursuant to which Mr. Szczepanski or his estate shall be eligible to receive certain benefits on termination of his employment with Gadzooks as a result of either death, termination without cause (solely with respect to the benefits described in (iv) and (v)) or retirement. Upon such termination (i) Gadzooks will continue to provide Mr. Szczepanski (and his spouse, if applicable) medical, dental and life insurance coverage, (ii) Gadzooks will enter into a consulting relationship with Mr. Szczepanski for 24 months whereby Mr. Szczepanski will receive a consulting fee of $300,000 per year to facilitate an orderly transition to Mr. Szczepanski’s successor; (iii) Mr. Szczepanski will receive his pro rata bonus for the fiscal year in which he retires; (iv) all of Mr. Szczepanski’s stock options will become vested in full; and (v) all of Mr. Szczepanski’s stock options with an exercise price equal to or greater than $9.00 will be amended to include a term equal to the lesser of (a) three years from such termination or (b) the original expiration date of such stock options. In addition, Mr. Szczepanski agrees that upon termination of his employment with Gadzooks, he will not disclose any confidential information relating to Gadzooks and he will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of two years.

     Gadzooks entered into a severance agreement with Ms. Masters pursuant to which Gadzooks will continue to pay her base salary and bonus for a period of one year in the event of termination without cause. The agreement also provides that Ms. Masters will not disclose any confidential information relative to Gadzooks and will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of 12 months following termination of her employment.

     Gadzooks entered into a severance protection agreement with Mr. Kotch pursuant to which Gadzooks will continue to pay his base salary and bonus for a period of six months in the event of termination without cause. The agreement also provides that Mr. Kotch will not disclose any confidential information relative to Gadzooks and will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of six months following termination of his employment.

     Each of the remaining Named Executive Officers has also agreed not to participate, while an employee of Gadzooks and for a period of 12 months thereafter, in a business or enterprise that competes with Gadzooks.

EQUITY COMPENSATION PLAN INFORMATION

     The Company currently maintains the following equity compensation plans: (1) the 1992 Incentive and Non-Statutory Stock Option Plan, (2) the 1994 Incentive and Non-Statutory Stock Option Plan for Key Employees, (3) the 1995 Non-Employee Director Stock Option Plan and (4) the Gadzooks, Inc. Employee Stock Purchase Plan, also referred to as the ESPP. Each of these plans was approved by the Company’s shareholders. The Company maintains no equity compensation plans that were not approved by shareholders. The following table sets forth, for each of these plans, the number of shares of the Company’s Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 31, 2004.

Number of shares of
Gadzooks, Inc
Common Stock
remaining available
	Number of shares of		for future issuance
	Gadzooks, Inc.		under equity
	Common Stock to		compensation plans
	be issued upon	Weighted-average	(excluding shares
	exercise of	exercise price of	reflected in the first
Plan Category	outstanding options	outstanding options	column)
Equity compensation plans approved by shareholders	1,549,032	$11.12	173,188 (1)
Equity compensation plans not approved by shareholders	N/ A	N/ A	N/ A

Total	1,549,032	$11.12	173,188

(1)	Of these shares, 29,482 shares were available for issuance or delivery under the ESPP.

THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE AND THE SHAREHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”) OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

     The Audit Committee oversees Gadzooks’ financial reporting process on behalf of your Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee, which is composed of independent directors in compliance with Rule 4200 of the National Association of Securities Dealers’ listing standards, reviewed the audited financial statements in the Annual Report with management. The Audit Committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with PricewaterhouseCoopers LLP, Gadzooks’ independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Gadzooks’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants their independence from management and Gadzooks including the matters required by the Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with their independence.

     The Audit Committee discussed with our independent accountants the overall scope and plans for their audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held six meetings during fiscal year 2003.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending January 29, 2005.

Audit Committee

G. Michael Machens, Chairman
William C. Bousquette
Ron G. Stegall
Lawrence H. Titus, Jr.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee established compensation policies and made the compensation decisions described herein for fiscal 2003. The Compensation Committee’s compensation policies were applied to each of the Named Executive Officers, including the Chief Executive Officer, in the same manner.

     The Compensation Committee believes that in order for Gadzooks to succeed it must be able to attract and retain qualified executives. The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are (i) to provide a compensation package consisting of a base salary, bonus and long term incentives in the form of stock options that is in the aggregate competitive with the median range for retail companies of similar stage and growth and (ii) to allow Gadzooks to attract and retain talented executive officers and to align their interests with those of the shareholders.

Base Salary

     The Compensation Committee engages an independent consultant to assist them in reviewing the executive base salaries and compensation packages paid by similar companies, primarily mall–based, specialty retailers. The industry segment, size and growth rate of companies are considered to determine which specialty retailers are similar to Gadzooks and appropriate for executive salary comparisons. Information from various public filings of comparable specialty retailers is also used in the executive salary review. The Chief Executive Officer’s base salary of approximately $551,000 for fiscal 2003 was determined in this manner (see the Summary Compensation Table). The Compensation Committee believes that the foregoing executive salary review, when taken together with the experience of Compensation Committee members within the retail industry, provides the basis for a reasonably informed judgment. (See “Election of Directors” for a description of the retail experience of each Compensation Committee member).

Bonus

     Annual incentive bonuses are intended to reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of Gadzooks, as well as the individual contribution of each officer. Accordingly, the executive officers of Gadzooks, including the Chief Executive Officer, participate in an annual executive incentive bonus plan (“Incentive Bonus Plan”) which provides for cash bonuses based upon Gadzooks’ overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with Gadzooks’ annual financial plan. The Incentive Bonus Plan provides for no executive bonuses below a specified level of overall profitability. Upon the achievement of various increasing levels of profitability above the minimum target level, the Incentive Bonus Plan provides for greater percentages of such higher levels of profitability to be accrued in the Incentive Bonus Plan. The purpose of the Incentive Bonus Plan is to reward and reinforce executive management’s commitment to achieve levels of annual profitability and return consistent with increasing shareholder value.

     The Compensation Committee annually determines in advance each executive’s participation level in the Incentive Bonus Plan. The Compensation Committee takes into account various qualitative and quantitative factors that reflect the executive’s position, longevity in office, level of responsibility and ability to impact Gadzooks’ profitability and financial success.

     In fiscal 2002 and 2003, Gadzooks did not meet the minimum level of profitability required for executive officers to earn bonuses, and as a result, there were no Incentive Bonus Plan payments for fiscal 2002 and fiscal 2003.

     Cash bonuses earned under the Incentive Bonus Plan are paid each year upon completion of Gadzooks’ annual audit of the results of operations for the previous fiscal year by Gadzooks’ outside auditors.

Long Term Incentives

     The final portion of the executive officers’ compensation consists of stock options, which are typically granted annually. The number of options granted to each officer is based on various factors, such as level of responsibility, and both company and individual performance. Gadzooks utilizes this award to provide additional long-term incentives to its executive officers.

Compensation Committee

Robert E.M. Nourse, Chairman
Ron G. Stegall

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total return on the Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) (“Nasdaq US”) and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks (“Nasdaq Retail”) for the period commencing on January 29, 1999 and ending on January 31, 2004.

Comparison of Cumulative Total Return from
January 29, 1999 through January 31, 2004

	Gadzooks	Nasdaq Retail	Nasdaq US
1/29/99	100.00	100.00	100.00
1/28/00	175.35	102.48	156.29
2/3/01	272.66	106.89	114.36
2/2/02	211.05	118.82	77.83
2/1/03	51.70	94.52	54.34
1/31/04	14.16	146.62	86.42

[1] Assumes that $100.00 was invested on January 29, 1999 in Gadzooks’ Common Stock at that day’s closing price of $7.06 per share, and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

CERTAIN TRANSACTIONS

     The following directors and executive officers of Gadzooks have certain registration rights with regard to shares of Common Stock held by them: Gerald R. Szczepanski, Lawrence H. Titus, Jr. and Robert E.M. Nourse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Gadzooks’ directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Gadzooks. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Gadzooks with copies of all Section 16(a) reports they file. To Gadzooks’ knowledge and based solely on review of the copies of such reports furnished to Gadzooks during the period commencing February 2, 2003 and ending January 31, 2004, its executive officers, directors and greater than 10% beneficial owners had complied with all applicable Section 16(a) filing requirements, except for each of Messrs. Bousquette, Machens, Nourse, Stegall and Titus filed a late Form 4 relating to the grant of stock options in March 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 2004 with respect to (i) each person known by Gadzooks to own beneficially more than five percent of the Common Stock; (ii) each of Gadzooks’ directors and executive officers; and (iii) all directors and executive officers as a group. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days after March 31, 2004, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

	Beneficial Ownership
Name	Shares	Percentage
Gerald R. Szczepanski (1)	567,742	6.08%

William S. Kotch III (2)	46,947	*

Stephen R. Puterbaugh (3)	69,899	*

James A. Motley (4)	70,988	*

George S. Sotirin (5)	17,824	*

Jeffrey P. Creecy (6)	41,875	*

G. Michael Machens (7)	36,960	*

Robert E.M. Nourse (8)	28,210	*

Lawrence H. Titus, Jr. (9)	63,045	*

Ron G. Stegall (10)	17,263	*

William C. Bousquette (11)	13,501	*

Carolyn Greer Gigli (12)	8,250	*

Dimensional Fund Advisors Inc. (13) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	648,470	7.09%

Royce & Associates, LLC (14) 1414 Avenue of the Americas New York, New York 10019	935,200	10.22%

Wachovia Corporation (15) One Wachovia Center Charlotte, North Carolina 28288-0137	540,777	5.91%

Kellogg Capital Group, LLC (16) 14 Wall Street, 27th Floor New York, New York 10005	475,300	5.20%

Leonid Frenkel (17) c/o Triage Management LLC 401 City Avenue, Suite 526 Bala Cynwyd, Pennsylvania 19004	880,000	9.62%

Couchman Partners, L.P. (18) c/o Hedge Fund Services (BVI) Limited Skelton Building, 2nd Floor Road Town, Tortola, British Virgin Islands	900,000	9.84%

DKR Capital Partners LP (19) 1281 East Main Street Stamford, Connecticut 06902	759,989	8.31%

	Beneficial Ownership
Name	Shares	Percentage
All directors and executive officers as a group (12 persons) (20)	982,504	10.74%

Less than 1%

(1)	Includes 191,725 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(2)	Includes 46,947 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(3)	Includes 44,870 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(4)	Includes 66,750 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(5)	Includes 17,300 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(6)	Includes 37,600 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(7)	Includes 19,140 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(8)	Includes 19,140 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(9)	Includes 18,723 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(10)	Includes 15,179 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(11)	Includes 8,501 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(12)	Includes 3,250 shares of Common Stock subject to options exercisable within 60 days of March 31, 2004.

(13)	Based on a report on Schedule 13G/A filed with the SEC on February 16, 2004. Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses both voting and investment power over the securities of Gadzooks that are owned by the Funds. All securities reported on this Schedule 13G/A are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(14)	Based on a report on Schedule 13G/A filed with the SEC on December 8, 2003. Royce & Associates, LLC beneficially owns 933,200 shares and has the sole power to vote and dispose of 933,200 shares.

(15)	Based on a report on Schedule 13G/A filed with the SEC on February 11, 2004. Wachovia Corporation beneficially owns 540,777 shares, has the sole power to vote 540,327 shares and has the sole power to dispose of 540,777 shares.

(16)	Based on a report on Schedule 13G filed with the SEC on February 4, 2004. Kellogg Capital Group, LLC beneficially owns 475,300 shares and has the sole power to vote and dispose of 475,300 shares.

(17)	Based on a report on Schedule 13G filed with the SEC on February 11, 2004. Leonid Frenkel is the managing member of Triage Management LLC that serves as the general partner, investment manager and/or investment adviser to, and exercises investment discretion over the accounts of, a number of investment vehicles. None of these investment vehicles has beneficial ownership of more than five percent of the Common Stock.

(18)	Based on a report on Schedule 13G filed with the SEC on February 13, 2004. Couchman Partners, L.P. (“CP”) beneficially owns 900,000 shares and has the sole power to vote and dispose of 900,000 shares. Couchman Capital LLC, as the general partner of CP, and Jonathan Couchman, as the sole member of the management board of Couchman Capital LLC, may each be deemed to be the beneficial owner of the shares of Common Stock held by CP. The address of Couchman Capital LLC and Mr. Couchman is 800 Third Avenue, 31st Floor, New York, NY 10022.

(19)	Based on a report on Schedule 13G filed with the SEC on May 5, 2004. Includes $2,700,000 principal amount of the Company’s 5% Convertible Subordinated Notes due October 2008 that is convertible into 540,000 shares of Common Stock. DKR Capital Partners LP, a registered investment adviser, is the managing general partner to DKR Oasis Management Company LP (“DKROMC”). DKR Capital Partners LP has the sole power to vote and dispose of the shares. DKROMC beneficially owns the shares as the investment manager to DKR SoundShore Oasis Holding Fund Ltd. As such, DKROMC has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares.

(20)	These shares include 489,125 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2004.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors, based on a recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP, which has served as independent auditors of Gadzooks since 1992, as independent auditors of Gadzooks for the fiscal year ending January 29, 2005, and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote on this matter and represented in person or by proxy at the Annual Meeting. Accordingly, under the Bylaws of Gadzooks and in accordance with Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non–vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.

Fees

     During the fiscal years ended February 1, 2003 and January 31, 2004, respectively, the Company’s total fees billed by PricewaterhouseCoopers were as follows:

	FY2002	FY2003
Audit Fees (1)	$143,216	$194,600
Audit-Related Fees	—	—
Tax Fees	26,460	48,842
All Other Fees	—	—

Total Fees	$169,676	$243,442

(1)	Audit fees include $18,550 and $18,600 for quarterly reviews, respectively, $40,000 for the review of the Form S-3 filing in fiscal 2003, and the preliminary fiscal 2003 audit fee approved by the U. S. Bankruptcy Court of $135,000 plus estimated out-of-pocket expenses.

Pre-Approval Policies and Procedures

     Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as comfort letters, statutory audits and discussions regarding the proper application of financial accounting and reporting standards.

2.	Audit-related services include audits related to employee benefit requirements and any audits related to acquisitions.

3.	Tax services included all services including tax analysis, tax compliance and reporting.

4.	Other fees include those services not captured in the other categories. The Company generally does not request such services from its independent auditor.

     Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members.

The Board of Directors recommends a vote “FOR” this proposal.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as Gadzooks’ independent auditors without the approval of the shareholders of Gadzooks whenever the Board of Directors deems such termination necessary or appropriate. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

ANNUAL REPORT

     The 2003 Annual Report of Gadzooks, including financial statements, accompanies this Proxy Statement.

SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal for inclusion in the proxy material for presentation at Gadzooks’ 2005 Annual Meeting of Shareholders must forward such proposal to the Secretary of Gadzooks at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than January 17, 2005. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at the 2005 Annual Meeting of Shareholders without inclusion in Gadzooks’ proxy statement for such meeting is received at Gadzooks’ principal office after April 2, 2005, then a proxy will have the ability to confer discretionary authority to vote on such proposal.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project,” and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to fluctuations in store sales results, changes in economic conditions, fluctuations in quarterly results and other factors described in the “Risk Factors” section of Gadzooks’ Annual Report on Form 10-K for fiscal 2003. Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

FORM 10–K

     COPIES OF GADZOOKS’ ANNUAL REPORT ON FORM 10–K FOR THE YEAR ENDED JANUARY 31, 2004 AS FILED WITH THE SEC, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO GADZOOKS, INC., 4121 INTERNATIONAL PARKWAY, CARROLLTON, TEXAS 75007, ATTENTION: JAMES A. MOTLEY, SECRETARY. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF A REASONABLE FEE TO COVER THE COSTS OF REPRODUCTION.

OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

/s/ James A. Motley

James A. Motley, Secretary

May 18, 2004

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF GADZOOKS, INC.

I. PURPOSE

     The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board of Directors”) of Gadzooks, Inc. (the “Company”) in fulfilling its oversight responsibilities (except where such role has been specifically delegated to another standing committee of the Board of Directors) by reviewing (a) the financial reports and other financial information provided by the Company to shareholders, potential shareholders, and the investment community and the auditing thereof; (b) the Company’s systems of internal controls that management and the Board of Directors have established; and (c) the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee shall encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting, auditing and accounting processes and systems of internal controls.

•	Assess the Company’s accounting policies and review the quality of earnings.

•	Review and appraise the audit efforts of the Company’s independent auditor and internal audit department.

•	Appoint, compensate, retain and oversee the work of any registered public accounting firm engaged for the purpose of performing audit, review or attest services for the Company.

•	Take such action as necessary to ensure the independence of any independent auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, internal audit, and the Board of Directors, and otherwise resolve disagreements between management and any retained auditor regarding financial reporting.

•	Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting or auditing matters, including the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

     In fulfilling its responsibilities, the Committee shall have direct access to the independent auditor as well as anyone within the Company. Subject to review and approval by the Board of Directors, the Committee shall have the ability to retain special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Company will provide such funding as this Committee determines is necessary to compensate any registered accounting firm engaged to perform audit, review or attest services for the Company and any consultants or experts the Committee engages, as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will primarily fulfill its responsibilities by carrying out the activities outlined in Section IV of this Charter.

II. COMPOSITION

     Members of the Committee shall meet the qualification requirements of Rule 4200 (or any successor thereto) of the National Association of Securities Dealers’ listing standards and as set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent of management and free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be financially literate and have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, there will be at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, and at least one member of the Committee shall be an “audit committee financial expert.”

     The Board of Directors shall ultimately determine in its business judgment the adequacy of the financial literacy and independence qualifications of each member of the Committee. The Board of Directors shall elect the members of the Committee and the Committee Chairperson.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall provide sufficient opportunity for the internal and independent auditors to meet with the Committee without members of management present. The Committee, or at least its Chairperson, shall meet quarterly with the independent auditor and management to review the Company’s financial statements pursuant to Item 1 in Section IV below.

IV. RESPONSIBILITIES

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to effectively react to changing conditions. More specifically, the Committee shall:

Report Review

1.	Review and discuss the Company’s quarterly financial statements with financial management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q to determine that the independent auditor does not take exception to the disclosure and content of the financial statements. Also, any other matters required to be communicated to the Committee by the independent auditor pursuant to the standards, rules and regulations of applicable authorities, shall be discussed, including significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management. The Chairperson may represent the entire Committee for purposes of this review.

2.	Review and discuss the Company’s annual audited financial statements contained in the annual report to shareholders with financial management and the independent auditor prior to the filing of the Company’s Annual Report on Form 10-K to determine that the independent auditor does not take exception to the disclosure and content of the financial statements. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K. Also, review with financial management and the independent auditor any internal control recommendations and the results of their timely analysis of significant financial reporting issues and practices, and discuss any other matters required to be communicated to the Committee by the independent auditor pursuant to the standards, rules and regulations of applicable authorities.

3.	Inquire of management, the internal auditor, and the independent auditor about significant financial risks or exposures to the Company and assess the steps management has taken to mitigate such risks or exposures.

4.	Review and discuss with management and the independent auditor earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

5.	Review the internal reports to management prepared by the internal auditors and management’s response thereto.

6.	Review reports from management, the internal auditors and the independent auditor on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law and insider and related party transactions.

7.	Review with management and the independent auditor any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

The Independent Auditor

8.	Appoint, compensate and retain the independent auditor the Committee selects to audit the annual financial statements of the Company and its divisions and subsidiaries and oversee the relationship between the independent auditor and the Company.

9.	Maintain a clear understanding with the independent auditor that it is ultimately accountable to the Committee as representatives of the shareholders, and that the Committee has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor.

10.	Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year, including timely quarterly reviews. In addition, review procedures to be utilized by the independent auditor, the amount of the independent auditor’s compensation, and at the conclusion of such engagement, any comments or recommendations of the independent auditor.

11.	Review with financial management and the independent auditor their judgments about (1) the quality, not just acceptability, of the Company’s accounting principles; (2) the consistency of application of the Company’s accounting policies; (3) the clarity and completeness of the financial statements and related disclosures; and (4) any other significant decisions made in preparing the financial statements.

12.	On an annual basis, obtain from the independent auditor a written communication delineating all relationships between the independent auditor and the Company as required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions With Audit Committees. In addition, review with the independent auditor the nature and scope of any disclosed relationships or professional services and take, or recommend the Board of Directors take, appropriate action to ensure the continuing independence of the independent auditor.

The Internal Auditor

13.	Review and approve the appointment, termination, or replacement of the internal auditor.

14.	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plan for the coming year, and the coordination of such plan with the independent auditor.

15.	Provide for open and regular communication with the internal auditor to include, but not be limited to, reports detailing summaries of findings from completed internal audits, implementation status of related recommendations, progress reports on the proposed internal audit plan, and explanations for any deviations from the original plan.

Committee Reporting

16.	Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate. In addition, the Committee will serve as the communication link between the independent auditor and the Board of Directors.

17.	Review, approve, and include a report in the proxy statement for the Company’s annual meeting of shareholders disclosing whether the Committee has (1) reviewed and discussed the audited financial statements with management and the independent auditor; (2) discussed with the independent auditor the matters required to be discussed by the standards, rules and regulations of applicable authorities; and (3) received from the independent auditor disclosures regarding its independence required by ISB Standard No. 1, and discussed with the independent auditor its independence. In addition, the report shall include a statement whether, based on the review and discussions conducted pursuant to the previous sentence, the

Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

18.	Include a copy of this Charter in the proxy statement for the Company’s annual meeting of shareholders at least once every three years or the year after any significant amendment to the Charter.

Other Compliance

19.	Ensure that a code of conduct is formalized in writing and communicated to all employees. Also, review the program for monitoring compliance with the code.

20.	Review with the Company’s legal representatives any matter that could have a significant impact on the Company’s financial statements.

21.	Review with senior financial management overall tax policies and results of significant tax audits.

22.	Review policies and procedures with respect to officer’s expense accounts, perquisites and use of corporate assets.

23.	Perform any other activities consistent with this Charter and the Company’s By-Laws as the Committee or the Board of Directors deem necessary or appropriate.

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF GADZOOKS, INC.

     This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and studies of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Gadzooks, Inc., a Texas corporation (the “Company”).

I. PURPOSE

     The Committee has been established to: (a) assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) discharge the Board’s responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; (d) prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement; (e) make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (f) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II. COMPOSITION

     The Committee shall be composed of at least two, but not more than five, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the Nasdaq National Market. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission or any securities exchange or market on which shares of the common stock of the Company are traded. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III. MEETING REQUIREMENTS

     The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Notwithstanding the foregoing, if the Committee is comprised of only two members, then two members shall constitute a quorum and the affirmative vote of both members shall be required for the Committee to take action. Notwithstanding the foregoing, if the Committee is comprised of only two members, then two members shall constitute a quorum and the affirmative vote of both members shall be required for the Committee to take action. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

     The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV. COMMITTEE RESPONSIBILITIES

     In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

     The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board or whose remuneration the Chief Executive Officer requests the Committee to review and affirm. Such responsibility includes the following:

     A. Chief Executive Officer Compensation and Evaluation

1. To (a) review and approve goals and objectives relevant to the Chief Executive Officer’s compensation package, (b) establish a procedure for evaluating the Chief Executive Officer’s performance, (c) annually evaluate such performance in light of the goals and objectives established and (d) have the Committee Chairperson review, after completion of the annual evaluation, with the Chief Executive Officer the results of the Committee’s evaluation of the Chief Executive Officer’s performance; and

2. To review, at least annually, and set the base salary and annual and long-term incentive compensation of the Chief Executive Officer, after taking into account the annual evaluation of the Chief Executive Officer referred to in the preceding paragraph.

     In discharging the responsibilities set forth under this Section IV.A, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account shareholder return, economic and business conditions, remuneration given to the Chief Executive Officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards (with the Board’s ratification) as may be required to comply with applicable tax laws (i.e., IRS Rule 162(m)).

     B. Other Executive Officers Compensation and Evaluations

1. To (a) review and approve goals and objectives relevant to the other executive officers’ compensation package, (b) establish a procedure for evaluating the such executive officers’ performance, (c) annually evaluate such performance in light of the goals and objectives established and (d) have the Committee Chairperson review, after completion of the annual evaluation, with each executive officer the results of the Committee’s evaluation of such executive officer’s performance; and

2. To review, at least annually, and set the base salary and annual and long-term incentive compensation of the executive officers, after taking into account the annual evaluation of each executive officer referred to in the preceding paragraph.

     In discharging the responsibilities set forth under this Section IV.B, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account shareholder return, economic and business conditions, remuneration given to each executive officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards (with the Board’s ratification) as may be required to comply with applicable tax laws (i.e., IRS Rule 162(m)).

     C. Incentive-Compensation and Equity-Based Plans

1. To review and to make periodic recommendations to the Board as to the general compensation and benefits policies and practices of the Company, including incentive-compensation plans and equity-based plans;

2. To review and adopt, and to recommend to the Board (and for shareholder approval where required by applicable law, the Articles of Incorporation, or Bylaws) compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits; and

3. To oversee the administration of such policies, plans and programs and, on an ongoing basis to monitor them to assure that they remain competitive and within the Board’s compensation objectives for executive officers and such other members of senior management.

     D. Other Duties

1. To prepare an annual executive compensation report for the shareholders of the Company in accordance with the rules and regulations of the United States Securities and Exchange Commission;

2. To review and consider recommendations from the Nominating and Governance Committee with respect to the compensation and benefits of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate; and

3. To perform such other duties as the Board may assign to the Committee.

V. ANNUAL EVALUATION PROCEDURES

     The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI. STUDIES

     The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified personnel. The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any compensation consultant retained.

VII. MISCELLANEOUS

     Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Compensation Committee and approved
by the Board of Directors on May 11, 2004

Appendix C

CHARTER OF THE RESTRUCTURING COMMITTEE
OF THE BOARD OF DIRECTORS
OF GADZOOKS, INC.

     This Restructuring Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Restructuring Committee (the “Committee”) of the Board of Directors (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Purpose. The purpose of the Committee is to oversee the operational and financial restructuring process whereby the following alternatives are thoroughly examined by management and professional advisors: (i) a restructuring based on a viable core business with adequate capital and liquidity which could include a sale or liquidation of a portion of the business assets, (ii) a sale of all of the assets of the company, and (iii) a liquidation of all of the assets of the company.

2.	Time is of the essence. This Committee understands that time is of the essence.

3.	Committee Members.

3.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board. The members and Chairperson of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee (“Governance Committee”). Membership on the Committee shall rotate at the Board’s discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

3.2.	Qualifications. Each member of the Committee shall be independent. To be “independent,” a director may not have a relationship with the Company or its management or a private interest in the Company that in any way may interfere with the exercise of such director’s independence from the Company and its management. In addition, each member of the Committee must meet the independence requirements of the Nasdaq National Market and applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission (“SEC”).

3.3.	Financial Literacy. Each member of the Committee shall, in the Board’s judgment, be financially literate or must become financially literate within a reasonable period of time after such member’s appointment to the Committee. At least one member of the Committee shall, in the Board’s judgment, have accounting or related financial management expertise. In addition, in connection with the preparation of any reports regarding the financial experience of the members of the Committee to be included in the Company’s periodic public reports, the Board shall determine with respect to each member of the Committee whether or not, in the Board’s judgment, such member is a “financial expert,” as such term is defined by the SEC.

3.4.	Compensation. The members of the Committee shall not receive any direct or indirect compensation from the Company, other than director’s fees. Members of the Committee shall, at the discretion of the Board, be entitled to receive fees for service on the Committee or for service as Chairperson of the Committee in addition to the normal fees paid to all directors.

4.	Authority.

4.1.	Education. To help ensure that the members of the Committee have the proper knowledge to perform their responsibilities, Committee members, shall have the authority, at the Company’s expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls, auditing and other matters that are relevant to the carrying out of the Committee’s responsibilities.

4.2.	Advisors. The Committee shall have the authority (i) to retain, at the Company’s expense, independent legal, financial, restructuring and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities, and (ii) determine the compensation of such Advisors.

4.3.	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

4.4.	Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel, the Company’s external auditor and the Chief Restructuring Advisor to meet with the Committee and any of its advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

4.5.	Funding. The Committee shall have the authority to determine, on behalf of the Company, the compensation of (i) the Chief Restructuring Advisor for its services in oversight of the restructuring process, and (ii) any Advisors employed by the Committee pursuant to Section 4.2.

4.6.	Subcommittees. The Committee shall have the authority to delegate authority and responsibilities to subcommittees provided that no subcommittee shall consist of less than two members.

5.	Meetings.

5.1.	Periodic Meetings. The Committee shall meet at least bi-weekly (or at such other times as determined by the Committee) in connection with (i) its review of the Company’s restructuring progress and (ii) its preparation of the Committee’s periodic reports to the Board. The Chairperson may call a special meeting at any time as he or she deems advisable. Meetings may be via telephonic communication by which all participants can hear each other.

5.2.	Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the Company’s Chief Restructuring Advisor, (iv) the external auditor, and (v) the Company’s outside legal counsel and shall periodically meet, in its sole discretion, in separate executive (private) sessions with each such person to discuss any matters that the Committee or any of them believes should be discussed privately with the Committee.

5.3.	Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

5.4.	Quorum. A quorum shall consist of a majority of the Committee’s members. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

5.5.	Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting of the Committee in consultation with Committee members and any appropriate member of the Company’s management or staff. Appropriate members of the Company’s management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

5.6.	Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

6.	General Oversight. The Committee’s responsibilities shall include review of (i) major operational and liquidity issues, (ii) core business determination, (iii) interim operating plans, (iv) contingency plans, (v) any plan to reorganize under federal bankruptcy laws, (vi) any sale or liquidation of assets of the Company, and (vii) press releases that contain information with respect to the restructuring process.

7.	Accountability. The Chief Restructuring Advisor shall report directly to the Committee and shall be ultimately accountable to the Committee.

8.	Risk Management Review.

8.1	Risk Exposure. The Committee shall periodically meet with management and the Audit Committee to review the Company’s major risks or exposures and to assess, with the Audit Committee, the steps taken by management to monitor and control such risks and exposures.

8.2	Consultation with Legal Counsel. The Committee shall periodically receive reports from, and review with outside legal counsel legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquiries received from governmental agencies) that may have a significant impact on the Company’s financial statements, risk management and ability to complete a restructuring.

9.	Reports and Assessments.

9.1	Board Reports. The Chairperson of the Committee shall report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter.

9.2	Charter Assessment. The Committee shall periodically review and assess the adequacy of this Charter and advise the Board and the Governance Committee of its assessment and of its recommendation for any changes to the Charter.

9.3	Committee Self-Assessment. The Committee shall annually review and make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Governance Committee.

9.4	Recommend Action. The Committee shall routinely make a determination as to whether to recommend to the Board that certain action be taken with respect to some specific aspect of a restructuring plan.

9.5	Board Access to the Chief Restructuring Advisor. The Committee shall, whenever the Board of Directors or the Committee deems it appropriate, have the Chief Restructuring Advisor attend a meeting of the full Board to discuss specific issues and to answer questions from the directors.

10.	General.

10.1	Charter Guidelines. While the responsibilities of the Committee set forth in Section 5 through 9 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

Appendix D

GADZOOKS, INC.

Code of Ethics for Principal Executive Officer,
Senior Financial Officers and Directors

     The honesty, integrity and sound judgment of Gadzooks, Inc. (“Gadzooks”) is fundamental to its reputation and success. Therefore, Gadzooks expects the highest order of ethical conduct and integrity from its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, including, Gadzooks’ Chief Executive Officer, Chief Financial Officer, Controllers, and Directors. Gadzooks’ Policy on Ethical and Legal Business Conduct applies to all officers, directors, employees and independent contractors of Gadzooks, including the Chief Executive Officer, the Chief Financial Officer and other senior financial officers. In addition to being bound by the provisions of the Policy on Ethical and Legal Business Conduct, which includes provisions about ethical conduct, conflicts of interest and compliance with law, Gadzooks has adopted the following Code of Ethics specifically for its principal executive officer, senior financial officers and directors. All employees covered by this Code of Ethics will:

•	provide full, fair, accurate, timely and understandable disclosure in reports and documents that Gadzooks files with, or submits to the Securities and Exchange Commission (the “SEC”) and in other public communications made by Gadzooks;

•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest in their personal and professional relationships;

•	comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies;

•	promote the prompt internal reporting of violations of this Code of Ethics and any information you may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect Gadzooks’ ability to record, process, summarize and report financial data, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Gadzooks’ financial reporting, disclosures or internal controls to the chairman of Gadzooks’ audit committee and to the appropriate person designated in Gadzooks’ Policy on Ethical and Legal Business Conduct;

•	respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose;

•	act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts; and

•	promote ethical and honest behavior within Gadzooks.

     Any violation of this Code of Ethics will be subject to appropriate discipline, up to and including dismissal from Gadzooks and prosecution under the law. The board of directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics. Any change in, or waiver from, and the grounds for such change or waiver of this Code of Ethics shall be promptly disclosed by publishing it on Gadzooks’ corporate website at www.gadzooks.com , or through a filing with the SEC on a Form 8-K.

     It is Gadzooks’ intention that this Code of Ethics be its written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth in the SEC’s Regulation S-K Item 406.

D-1

A VOTE “FOR” PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Item 1. Election of Directors

FOR the nominees listed below	WITHHOLD AUTHORITY to vote for the nominees below	EXCEPTION

☐	☐	☐

Nominees:

01 Robert E.M. Nourse, 3 year term

02 William C. Bousquette, 3 year term

(INSTRUCTIONS: To withhold authority to vote for either nominee, mark the “Exception” box and write the nominee’s name in the space provided below.)

Exception

		FOR	AGAINST	ABSTAIN
Item 2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Corporation.	☐	☐	☐

Item 3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ÙFOLD AND DETACH HEREÙ

PROXY

GADZOOKS, INC.

4121 International Parkway
Carrollton, Texas 75007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Gerald R. Szczepanski, James A. Motley and Eliot D. Raffkind as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Gadzooks, Inc. held on record by the undersigned on May 3, 2004, at the annual meeting of stockholders to be held on June 17, 2004 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

ÙFOLD AND DETACH HEREÙ